UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 2008
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

46000 Center Oak Plaza
Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.
     On December 8, 2008, NeuStar, Inc. (the “Company”) issued a press release announcing a restructuring plan (the “Plan”) for its NeuStar Next Generation Messaging (“NGM”) business segment to more appropriately allocate resources to the Company’s key mobile instant messaging initiatives. The Plan involves the reduction and, in some cases, elimination of resources in the Company’s NGM business segment that do not support the Company’s key mobile instant messaging priorities. Under the Plan, the Company’s NGM business segment will be reduced by up to 110 employees. On December 8, 2008, the Company began providing notices to employees whose employment would be terminated as part of the Plan. The Company anticipates that the Plan will be completed by the end of the second quarter of 2009. A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
     In connection with the Plan, the Company expects to incur total pre-tax cash restructuring charges of approximately $3.0 million to $3.4 million. The Company estimates that these costs will consist primarily of employee severance and related costs of approximately $2.4 million to $2.8 million, and lease and facilities exit costs at the affected facilities of approximately $0.6 million. The Company expects to recognize the majority of the foregoing charges in the fourth quarter of 2008, with the remaining costs being recognized over the first half of 2009.
     The Company does not intend for the information contained in this report on Form 8-K to be considered filed under the Securities Exchange Act of 1934 or incorporated by reference into future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934. The foregoing information is provided pursuant to Item 2.05, “Costs Associated with Exit or Disposal Activities” of Form 8-K.
Safe Harbor Statement
Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected amounts of charges resulting from the restructuring plan. The Company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks, and uncertainties that may cause future results to differ materially than those anticipated, including the risks and other factors listed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and other subsequent and current periodic reports. All forward-looking statements are based on information available to the Company as of the date of this Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements, including as a result of any new information, future events, changed expectations, or otherwise.

Item 9.01.	Financial Statements and Exhibits
The following is attached as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Press Release of NeuStar, Inc., dated December 8, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2008	NEUSTAR, INC.
	By:	/s/ Jeffrey A. Babka
Name: Jeffrey A. Babka Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of NeuStar, Inc., dated December 8, 2008.

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